U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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Amendment No. 4 For

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

China Bull Management Inc.

(Exact name of registrant as specified in its charter)

Nevada                               7389                            27-4344306

(State or Other               (Primary Standard Industrial         (I.R.S. Employer

Jurisdiction                    Classification Code Number)        Identification No.)

Of Organization)

665 Ellsworth Avenue, New Haven, CT 06511

Tel: 203-5628899; 203-8440809

Fax: 866-5716313

(Address and Telephone Number of Registrant's Executive Office)

Copies to:

Andrew Chien

665 Ellsworth Avenue

New Haven, CT 06511

(203) 844-0809

Approximate Date of Proposed Sale to the Public: As soon as this registration statement becomes effective, and it is practicable to sell.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

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If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer", ”accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

                  Large accelerated filer [ ]             Accelerated filer [ ]

                   Non-accelerated filer [ ]            Small reporting company [x]

CALCULATION OF REGISTRATION FEE

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Title of Each Class     Proposed Maximum     Proposed Maximum      Amount of        Registration

of Securities to        Number of Shares      Offering Price        Aggregate            Fee (1)

be Registered           to be  Registered       Per Share         Offering Price (1)

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Common Stock                 125,760            $ 1.00              $ 125,760           $ 17.00

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(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration

Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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___________________________________________________________________________________________________________

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED __________, 2012

               CHINA BULL MANAGEMENT INC.

                125,760 SHARES OF COMMON STOCK

                  $1.00 PER SHARE

This is China Bull Management Inc.'s initial public offering. China Bull Management Inc offers the resale of 125,760 shares of common stock, held by the selling stockholders for whom information is provided under the "SELLING SHAREHOLDER" section of this prospectus. The shares must be offered (see section “PLAN OF DISTRIBUTION”) at a fixed price of $1 per share. Each of the selling shareholders named in the prospectus are deemed to be underwriters of the shares of common stock which they are offering. There is no market for our common stock and a market may never develop in the future.

We are currently in the development stage and have nominal operations and minimal assets, which makes us a “shell company” as defined in Rule 12b-2 of the Exchange Act, as amended. Because we are considered a shell company, the securities sold in this offering can only be resold through (i) registration under the Securities Act of 1933, as amended (“Securities Act”), (ii) Section 4(1) under the Securities Act, if available, for non-affiliates, or (iii) by meeting the conditions of Rule 144(i) under the Securities Act which requires a minimal holding period of 12 months following China Bull Management being no longer classified a shell company.

The securities of this prospectus involve a high degree of risk (please see "RISK FACTORS", Page 7).

Our auditor is seriously concerned that we may not have the ability to continue our business.

Neither the Securities & Exchange Commission ("SEC"), nor any state securities commission, has approved or disapproved the securities being offered, nor has any such agencies passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2012

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_________________________________________________________________________________________________________

                        TABLE OF CONTENTS

DIRECTORS AND EXECUTIVE OFFICERS

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR

You should rely only on the information contained in this prospectus in deciding whether to purchase our common stock. We have not authorized anyone to provide you with information other than that contained in this prospectus.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of its delivery or of any sale of our Common Stock.  This prospectus will be updated and updated prospectuses will be made available for delivery to the extent required by federal securities laws.

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__________________________________________________________________________________________________________

PROSPECTUS SUMMARY

The following summary explains important information regarding the business of China Bull Management Inc and the shares of common stock the selling shareholders intend to sell. Because this is a summary, it does not contain all the information that may be important to you. You should read the entire prospectus and its appendices carefully before you decide to invest. Please see "RISK FACTORS" on Page 7.

As used in this prospectus, the terms "we", "us", "our", the "Company", and "China Bull Management" all refer to China Bull Management Inc.  Also, in this prospectus we use the term selling shareholders, they are the owners of 125,760 shares of common stock.

All dollar amounts commonly refer to US dollars unless otherwise indicated.

Our Business

China Bull Management Inc. was incorporated in the State of Nevada on December 17, 2010 for the purpose to engage in the financial consulting business (See following section “DESCRIPTION OF BUSINESS”).

Although we are offering penny stock, and beginning to generate small revenue as a develop stage company, we are not a blank check company, but a shell company. Our company has no any plan, understanding, or commitments with another company to engage a merger or acquisition. And our company’s business plan is financial consulting, especially for preparing documentary services, to serve small China operated companies with interests in accessing USA public financing market, and we are offering XBRL filing and other services such as maintenance of the state registration of the corporation etc., and enrolled two customers and continued to add strength and efforts in the marketing for more customers, or plan to add more services in different areas such as consulting for new L-1 visa holders who wanted to get green card etc.

The Company

Our office is located at 665 Ellsworth Avenue, New Haven, CT 06511; we currently use the home of our sole director, Andrew Chien, rent-free as our office. We also freely use the following office equipment: fax machine, scanner and Internet services, copy machine and telephone services.

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The telephone number of this Company is 203-844-0809 and our website is at:

http://www.uschinachannel.net/

which will continue in construction as the business development going on.

Risk Factors

An investment in our common stock involves a high degree of risk including possible to lose investors' all investments. Please carefully read the “Risk Factors” section beginning on Page 7 of this prospectus.

Going Concern

Our company is in developing stage and just commenced operation on a small scale , and our sole director has limited financial capability and little consulting experience. Although we consider that if the registration statement effective, our cash of $51,250 from private financing could support the primary operation, our auditor is seriously concerned that we may not have the ability to continue our business if we do not generate substantial revenue, or raise enough capital to continue our work.

The Offering

Securities Offered:      Maximum 125,760 shares of common stock, Par value $ 0.0001.

Offering price:          $1.00 per share

Period of Offering:     Two years or it will conclude when all of the 125,760 shares of common stock have been sold, the shares no longer need to be registered to be sold, or we decide to terminate the registration of the shares.

Net proceeds to

 Selling Shareholders:   $ 125,760

Net proceeds to

 the Company:             None.

Market for the           There has been no market for our securities. Our common stock is not traded on

Common Stock             any exchange or on the Over-the-Counter market.  After the effective date of the registration statement, we hope to have a market maker filing an application with FINRA for our common stock to become eligible for quoting on the

Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to do so. Even we had one; there is no guaranteed approval of such application. In Summary, there is no assurance that a trading market will

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develop, or if developed, any such market will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

Summary of selected     For the fiscal year ended December 31, 2010: No revenue, No income. No Liability.

financial data          Cash and shareholder equity: $ 127 from financing payment.

For the fiscal year ended December 31, 2011: Revenue $14,500; Net Income $ 65;

Total Assets: $85,569 including computer system $2,779 which installed in our home-based office and operated by Andrew Chien to serve customers; account receivables $2,000 and cash

$80,790 and liabilities: $ 4,867. Shareholder equity $80,702 including the contribution of China Bull Holding for $29,169; private financing of $51,250 that may be required to return to investors if this registration statement will not be effective.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following Risk Factors and information provided in this prospectus. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially and adversely affected, and you may lose some or all of your investment.

WE HAVE LITTLE REVENUE FROM CONCEPTION (DECEMBER 17, 2010) TILL December 31, 2011. THERE IS A RISK THAT OUR BUSINESS MAY BE SHORT LIVED.

RISKS RELATING TO OUR COMPANY

1. We commence operation recently and only have two customers this time and our operating results are unpredictable.

We have no operation history. Since the Company's formation in December 2010, we only realized $12,000 revenue so far. At this time, we have two signed customers and one is our related party. There are no history data upon which our investors could evaluate, estimate or predict our future revenue and profits. The likelihood of our company's success must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in the early stages of development.

2. We will incur increased costs as a result of being a public company, including the adoption of Sarbanes-Oxley Act, which may not be affordable to us.

Rules adopted by SEC pursuant to Section 404 of Sarbanes-Oxley require annual assessment of our internal control over financial reporting, and attestation of this assessment by the Company’s independent registered public accountants. These requirements make us first to change in corporate governance practices and to develop an adequate internal accounting control for budgeting, forecasting, managing and allocating our funds. As a developing stage company, these new rules and regulations will increase our legal, accounting and financial compliance costs about $150,000 annually and will require additional staff time. Since we have limited financial resources and staff time, we may not be able to afford to pay the increased costs, which ultimately could cause you to lose your investment.

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3. Our sole director lacks experience in running a public company, which may result in material misstatements to our financial statements and an inability to provide material information to our stockholders on time.

Our sole director has no formal training in financial accounting and how to make disclosures of a public company. He is neither a USA certified public accountant, nor a security attorney. There is no guarantee that he will be able to adequately prepare our financial statement in accordance of USA GAAP or satisfy SEC reporting and disclosure requirement. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to his ultimate lack of experience with public companies and their reporting requirements in general. Further information please refers to see section, “DESCRIPTION OF BUSINESS”.

4. Our auditors have raised substantial doubt about our ability to continue as a going concern, since the Company does not currently have sufficient working capital necessary to pursue our intended business.

We do not anticipate any predictable substantially cash flow in the near future. If we fail to generate revenue, we may suffer losses due to the costs and expenses related to implementing our business model. We cannot offer any assurance that we will be successful in attracting, then retaining any customers.

Because we do not have sufficient working capital necessary to pursue our business objectives, our auditors have expressed their opinion that we may fail in the near future if we do not generate profits, or raise sufficient capital soon. This opinion must be disclosed to all potential investors and other sources of capital, which may adversely affect our ability to raise capital. Shareholder and creditor confidence may be very low in evaluating our Company. If we are successful in acquiring a loan or a line of credit, we may be charged a much higher interest rate because of our financial condition.

5. Our only director, Mr. Chien, has limited financial capability, and has to run additional business. He may be unable to devote his full time to the Company, and eventually cause you to lose your investment if his outside business fails.

Mr. Chien, our President, is also responsible for his own business; and in May 2008, Andrew Chien applied himself as an independent file agency to do SEC forms filing. From January 2006 till August 2011 he run USChina Channel LLC (the “LLC”), which has similar clientele but some different services of our company. Beyond that he also owns USChina Venture I and USChina Venture II which are blank check and volunteer reporting companies. The activities of his own business may constantly occupy his time, which may result in interruptions or delays in serving our Company. Also the profitability of his own business greatly affected his financial capability to perform his services for the Company with little or without any compensation. The failure of his other business may cause him eventually to cease the operation of our Company, and cause you to lose all your investment. Further information please refers to above Risk Factor 3 and the section of Page 24: "DESCRIPTION OF BUSINESS”.

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5a. The registration of spin-off of China Bull Management from USChina Channel was delayed.

Our company was, through dividend distribution, spin-off from USChina Channel Inc on December 31, 2011 and got approval from FINRA (Exhibit 10.10), but made SEC registration later on February 14, 2012. Such violation may happen again because our only executive officer lacks experience of how to run a public company which may cause you to lose your investment.

6. Other than the cash held in a bank deposit, we do not have any additional sources of funding for our business and we cannot guarantee that we will be able to find any additional funding when and if needed.

Other than the cash held in a bank deposit, no other source of capital has been identified or offered to us. In order to cover the high front costs of the financing consulting project, we may need additional funding to operate our business. If we fail to get the additional funding, our business may fail. If we cease operations for any reason, you may lose all your investment.

If we do find an alternative source of capital, the terms and conditions of acquiring such capital may not be favorable and may result in dilution of our shareholder value.

7. We face strong competitors, which may force us out of business:

Due to GeoInvesting.com there are over 500 Chinese operated companies to list or quoted in USA stock market (including pinksheet), served by numerous financial consulting firms, which have greater financial resources, longer operating history, brand name recognition, and superior marketing than us. There are dozens of legal firms who perform SEC filing work for Chinese operated companies. Many professionals are now bi-lingual and claimed that they are the full service companies that are better than the "one individual" item service Company.

Even if we have the clients currently or in the future, the competitors' aggressive pricing may greatly reduce our revenue and profits margin. We may never be success if we fail to compete with our competitors. Also our Company does not provide legal advice, nor does it perform investment advisor services and we don’t have a registered investment adviser. This may limit the number of customers we can acquire.

8. We are planning to serve small companies whose financial instabilities will cause us more uncertainties.

Small businesses have more risks. Some of the risks that small businesses face are overhead cost, cost of equipment, expected sales volume, salary cost, taxes, price charged for service or product, competitor's actions, the change of government policies, the local economy changing trends, risk that the product may become obsolete. Other risks include damages from fire, water, natural calamities, intentionally inflicted damages, loss of data and property due to theft, machine breakdown forcing work to come to a standstill, cash flow problems that may force a business to close. Anyway, small business has more uncertainties about their financial future. Their financial conditions will be unstable. Our existing and potential customers are all small businesses which locate in China, and the lack enforceability for Chinese companies to pay services of US company will bring us more uncertainties to collect service fees .

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8a We might be required registering as an investment company if we accept our potential clients paying us their shares rather than cash which may have adversely negative restriction on our operation

As found in the marketing research, our potential clients are mostly small business operators who lack cash, and we may be possible to accept some of their stock as compensation. If in the future we are compelled to do that, we may be deemed to be an investment company under the Investment Company Act of 1940 (the "Investment Company Act"). If we required registering as an investment company under the Investment Company Act, our ability to conduct our business could be materially adversely affected because of its instituting burdensome compliance requirements. See section “DESCRIPTION OF BUSINESS”.

9. Our sole director had a record of abandoning his original business plan and engaged in the reverse merger, which may happen for this registrant again, and could make your investment area misplaced.

Our sole director established USChina Channel Inc in 2006 for financial consultant purpose. However, USChina Channel engaged in a reverse merger, changed control, and switched on Chinese education development area on December 31, 2010. Recently he set up, especially for reverse merger purpose, several blank check companies such as Fangxing Holding Inc which successfully finished a reverse merger in December 2010, and USChina Venture I and USChina Venture II waiting the target companies for reverse merger. His experience in reverse merger might cause this registrant as a reverse merger target again. If your investment objective is to support an independent business in financial consulting at development stage, the revere merger may distort your investing objective.

9a. Our sole directors had limited experiences in bringing Chinese operating private companies going public in USA which may hurt our business.

Our sole directors had limited experiences in bringing Chinese operating private companies going public because his lack of formal training, and short history to manage a public company. Especially, he doesn’t have experience of how to finance these Chinese operating private companies which may hurt our business.

10. SEC regulation change may have big negative effectiveness on our business.

Part of our potential customers is interested in "reverse mergers" with a USA, or Canada's "shell" Company. Any future SEC regulation changes that affect "reverse mergers" and "back door registrations" will greatly influence our potential number of customers.

Usually we consider the "reverse mergers" process, a quick and less expensive way for small companies going public, and small companies could go public first, and make financing after being public. Our sole director Mr. Chien doesn’t have experiences to deal with regulation changes in the reverse merger. Any time delay or costs increasing, caused by regulation change and other reasons, would have the possibility to make some companies  going public plan impossible.

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China Bull Management is in the development stage, and any one potential customer loss would make big negative impact on its own business.

11. We have no business insurance; any unanticipated events or expenses may hurt our business substantially.

We have no general liability or umbrella liability insurance to cover legal hassles due to claims of negligence; no key person Insurance to protect our company from a key person dies, falls ill, or leaves; no criminal insurance to protect us from theft and malicious damage. Any unanticipated events or expenses may hurt our business substantially.

12. If we grant employee share options or other share-based compensation in the future, our net income per share could be negatively affected.

If we are forced to pay employees with stock, or stock options for services already performed, we may substantially reduce the worth of each share.

13. Foreign currency exchange policy in China could adversely affect our profitability.

The value of RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. Despite that in the planned service contract, our service charge, and customers’ payment would all be marked in US dollars, then the fluctuation of RMB against the U.S. dollar will not have material influence on our revenue, however, our profits will be hurt because some costs in China such as travel or other service will increase as results of the appreciation of RMB. Moreover, the purpose of Chinese operated companies becoming US public is for US dollar financing. An appreciation of RMB against the U.S. dollar would make any new RMB denominated investments or expenditures more costly to USA investors, then to cause less attractive of US public listing for China operated companies and our associated services.

14. Our sole director controls our Company, which could result in a lack of independence needed on certain issues and decisions, which impacting our shareholders.

Our sole director, Mr. Chien, currently owns over 88% of the outstanding common stock, remaining in control of the Company.  Although Mr. Chien is not party to any voting agreement, he will be able to exert significant influence, or even authority, over matters requiring approval by our security holders, including the election of all of our directors, control our operations, and inhibit your ability to change the Company's operations.  Accordingly, our shareholders will not have sufficient votes to cause the removal of Mr. Chien in his function as officer and director.

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As a result, we lack independent directors, independent board committees and an independent audit committee financial expert. There can be no assurance that Mr. Chien will be completely independent in the decisions he makes as our sole director and/or principal stockholder that will ensure protection of the rights of other stockholders who purchase our securities in this offering.

Such concentrated control of the Company may adversely affect the price of our common stock in the event we merge with a third party or enter into a different transaction which requires shareholder approval.

15. We are dependent upon our officer Mr. Chien to develop the business. If we fail to retain the services of Mr. Chien, it would severely negatively affect our business, operating results and financial results.

We have no employees, and are solely dependent upon our one executive director, Mr. Chien, President, CEO, CFO, and Treasurer, to create and maintain our business. Mr. Chien’s business experience is limited, and neither he, nor the Company can guarantee any degree of success.

We do not carry a "key person" life insurance policy on Mr. Chien. Should something happen to Mr. Chien, or if Mr. Chien is not proficient with developing our business, then the Company may fail and cease operations, and you could risk a total loss of any investment.

We have not entered into a management and/or employment agreement with Mr. Chien and most of his obligation to our company is in verbal that may change from time to time, and the loss of his services could have a negative impact on our business operations and possible revenues. If we were to lose the services of Mr. Chien or are unable to hire and train competent employees, as and when needed, implementation of our proposed business operations could be delayed or worse, fail, and you could risk a total loss of any investment you make in our securities.

Mr. Chien began performing duties for the Company without payment, and he presently devotes about thirty hours per week to the Company's operations, after the business is fully in operation, he will work full time on our company, and spend the overtime on other business, or shift his other business to other persons .

16. Operations outside the United States may be affected by different local politics, business and cultural factors, different regulatory requirements; for example, our operation will schedule in China which lacks monitor and penalties for falsified accounting and such insufficient of monitoring system in financing industry may hurt our business.

Operations outside the United States may be affected by different local business and cultural factors, different regulatory requirements and prohibitions between jurisdictions, including the Foreign Corrupt Practices Act and local laws prohibiting corrupt payments; and changes in regulatory requirements for financing activities.

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We are working and plan to work in China which is part of the emerging markets, i.e. nations with social or business activity in the process of rapid growth and industrialization. The lacks of regulations and enforceability in China, present a number of risks and uncertainties. For example, in China, there lack monitoring and penalties for fraud in financing industry, and exist cash transactions without a receipt or contract among business entities, which will cause business entities to easily make falsified accounting for various purposes. Such lacks of accounting regulations and enforceability, will hurt the confidence of USA investors over the accounting integrity of the Chinese operated companies.

17. Our company’s recent private financing will be invalid without the effectiveness of a registration statement, which may hurt our company in both economy and reputation if the shareholders return the distributed shares to us.

China Bull Management initiated a private financing recently for sale of 102,500 shares of common stocks to six shareholders at $0.5 per share without the effectiveness of a registration statement. Our board of directors made decision that the investors in this private financing have the rescission rights to return the shares to the company, and withdraw their financing if the registration statement will not be effective or withdraws by the company, which would hurt the economy of our company. Although we withdrew the first S-1 on November 17, 2011, the six shareholders verbally agreed to wait us to file this one without taking their rescission right.

RISKS RELATED TO THIS OFFERING

OUR STOCK PRICE IS VOLATILE AND YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT A PRICE HIGHER THAN WHAT YOU PAID.

18. We must comply with penny stock regulations, which could effect the liquidity and price of our stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Prior to a transaction in a penny stock, a broker-dealer is required to: Deliver a standardized risk disclosure document prepared by the SEC; Provide the customer with current bid and offers quotations for the penny stock; Explain the compensation of the broker-dealer and its salesperson in the transaction; Provide monthly account statements showing the market value of each penny stock held in the customer's account; Make a special written determination that the penny stock is a suitable investment for the purchaser and receives the purchaser's consent; and Provide a written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock. Because our shares are subject to the penny stock rules, you may find it more difficult to sell your shares.

19. We do not anticipate paying any cash dividends in the foreseeable future, which may reduce your return on an investment in our common stock.

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We intend to retain any future earnings to finance the growth and development of our business. Therefore we do not plan to pay any cash dividends in the foreseeable future. Any return on your investment would derive from an increase in the price of our stock, which may or may not occur.

20. There is no trading market for our common stock and quoting our stock price on the Over-The-Counter Bulletin Board will have much of the volatility of our stock and make it harder to sell our stock.

Our common stock is not eligible for trading on any stock exchange and there can be no assurance that our common stock will achieve listing on any such exchange. We intend to hire market makers, who will apply for quoting our stock price on the Over-The-Counter Bulletin Board Trading System pursuant to Rule 15c2-11 of the Securities Exchange Act of 1934, but there can be no assurance we will obtain such a service. And even we had one; there is no guaranteed approval of such application. There is no assurance that a trading market will develop or, if developed, that it will be sustained. The Bulletin Board tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make markets in particular stocks. There is a greater chance of market volatility for securities that trade on the Bulletin Board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including:

•         The lack of readily available price quotations;

•         The absence of consistent administrative supervision of "bid" and "ask" quotations, which will cause wide spread between the prices of bid and ask;

•         Lower trading volume; and

•         Market conditions.

In a volatile market, you may experience wide fluctuations in the market price of our securities. These fluctuations may have an extremely negative effect on the market price of our securities and may prevent you from obtaining a market price equal to your purchase price when you attempt to sell our securities in the open market. In these situations, you may be required to either sell our securities at a market price which is lower than your purchase price, or to hold our securities for a longer period of time than you planned.

21. Investors in this offering may suffer substantial dilution or an unrealized loss of seniority in preferences and privileges if we need to seek additional funding in the future.

We have authorized 75 millions of shares with only about over 1 millions of shares outstanding. If we desire to raise additional capital in the future because we will experience losses, and has little assets in our current operations, or we need to expand our operations, then we may have to issue additional equity, preferred securities or convertible debt securities, which may not need the approval of current shareholders. The issuance of new shares would cause the buyers in

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this offering to suffer dilution of their ownership percentage. The dilution may be substantial because if maximum 75 millions would have issued, the dilution would be over sixty times, or the current shareholders’ ownership would reduced to about 1/65. In addition, it is possible that any future securities could grant new shareholders rights, preferences, and/or privileges that are different from this offering.

22. We are a shell company and our shares may not be saleable under rule 144.

We are a shell company in accordance with the Securities Act of 1933. As a shell company, our shares of common stock can’t be resold under Rule 144 of the Securities Act of 1933. Our shares would only be able to resell through a registration statement declared effective by the SEC or by meeting the conditions of Section 4(1) under the Securities Act, if available, for non-affiliates, or Rule 144(i), under the Securities Act.

23. Investors in this offering will suffer substantial dilution because the share price paid by existing shareholders was much lower than the offering price.

All existing selling shareholders paid maximum $ 0.5 per share or $0.0001 per share because they were the founding shareholders, but investors in this offering must pay a fixed price of $ 1.00 for the duration of the offering. Therefore, the investors in this offering will realize significant dilution in the book value of their shares.

Dilution arises as a result of our arbitrary determination of the offering price for $1 per share, which is substantially greater than about $ 0.08/ share of the book value of the shares held by our current shareholders prior to the offering. As of the date of this prospectus, we have 1,138,596 shares of common stock outstanding and will have shareholder equity of over $ 87,000 after the S-1 effective.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. The forward-looking statements are based on our current goals, plans, expectations, assumptions, estimates and predictions regarding the Company.

When used in this prospectus, the words "plan", "believes," "continues," "expects," "anticipates," "estimates," "intends", "should," "would," "could," or "may," and similar expressions are intended to identify forward looking statements.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, events or growths to be materially different from any future results, events or growths expressed or implied in this prospectus.

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The statements made in this prospectus should be read as being applicable to all forward-looking statements wherever they appear in this prospectus. These statements include, but are not limited to, statements under the captions, "RISK FACTORS," "MANAGERMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS", and "DESCRIPTION OF BUSINESS".

We do not undertake any obligation to update any forward-looking statements contained in this prospectus to reflect new events or circumstances, unless and to the extent required by applicable law.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

We determined the offering price arbitrarily. There is no relationship between our offering price versus our assets, future earnings, book value, net worth or other economical or recognized criteria. The estimated offering price set forth on the cover of this prospectus is fixed at $1 in the duration of this offering.

DILUTION

There will be no dilution to our existing shareholders because the common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 125,760 shares of Common Stock offered through this prospectus. Among them, 102,500 shares were acquired by private offering recently within the company’s inside shareholders, and the 23,260 shares acquired by the distribution did by USChina Channel on December 31, 2010 as special dividends.

The Company will not receive any proceeds from the sale of the shares by the selling shareholders.

Please be aware that none of the selling shareholders is any officer or control person of the company. Further, none of the selling shareholders, has had a material relationship with us other than as a shareholder at any time; or is a direct family relationship with one of our officers, except Jiayang Chien who is an independent daughter of the President.

Each of the selling shareholders named in the prospectus are deemed to be underwriters of the shares of common stock which they are offering.

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The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including: selling shareholder’s names and the number of shares owned by each prior to this offering; the total number of shares that are to be offered for each; the total number of shares that will be owned by each upon completion of the offering; and the percentage owned by each upon completion of the offering.

The following data were aggregated from the Company’s record, and the information of Island Securities, which is the transfer agency of China Bull Management Inc.

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Names of Selling Stockholder	Shares Owned Original	Shares Offered in Offering	Shares Owned after Sale of All Offered	Percent Owned after Sale of All Offered
Yuet Chong Lee	1500	1500	0	0
Anding Qian	4100	4100	0	0
Hector J. Llorens	150	150	0	0
Fawn Wang	150	150	0	0
Vera Olichney***	150	150	0	0
Chao Wang	300	300	0	0
Jin Du	150	150	0	0
Teddy Chien	150	150	0	0
Sophie Huizhen Chan	150	150	0	0
Xichang Chen	250	250	0	0
Brian Faucher	150	150	0	0
Kaiyu Jiang	150	150	0	0
Xinmei Tan	300	300	0	0
Bolin Ma	250	250	0	0
Beatriz Llorens***	150	150	0	0
Jiasan Fu	150	150	0	0
Yang Wu	200	200	0	0
Dadin Fu	250	250	0	0
Charlene Yu	1000	1000	0	0
Greg Brill	10	10	0	0
Jiayang Chien	1000	1000	0	0
Tong Li	150	150	0	0
Hongyi Liu	150	150	0	0
XiuZhu Xu	100	100	0	0
Wei Wang	4,000	4,000	0	0
Las America Research Group***	150	150	0	0
Allied Pacrim Capital**	150	150	0	0
Roger Alan Heine	50	50	0	0
JiaJun Qian	50	50	0	0
NATIONAL FINANCIAL SERVICES	10	10	0	0
KNIGHT CLEARING SERVICES	80	80	0	0

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E*TRADE Inc	10	10	0	0
Scottrade Inc	200	200	0	0
First Clearing House	1500	1500	0	0
Cindy Qingxin Shi	1500	1500	0	0
George G. Cobleigh & Brenda Lewis	640	640	0	0
PENSON FINANCIAL SERVICES, INC	3860	3860	0	0

(Following Shareholders Purchased at $0.5 Per Share)
Yuet Chong Lee	10000	10000	0	0
Anding Qian	40000	40000	0	0
Jiayang Chien	10500	10500	0	0
Yang Wu	2000	2000	0	0
Jiajun Qian	10000	10000	0	0
Qingxin Shi	30000	30000	0	0

Total	125,760	125,760	0	0

Notes: (a)Followings are persons who execute the voting rights of the shares owned by the associated companies: ***Hector Llorens; ** Vera Olichney.

(b) Followings are names of the firms and managers which handled the trustee accounts:

E-trade: Mr. Steven J. Freiberg; National Financial Services LLC: William P. Foley; Scottrade: Rodger Riney; Knight Clearing Service: Bronwen Bastone; First Clearing LLC: David Brown; Penson Financial Services: Philip A. Pendergraft.

The named party beneficially owns and has sole voting and investment rights over all shares. The percentages are calculated on the fact that there were 1,138,596 shares of Common Stock outstanding on the date of this prospectus.

PLAN OF DISTRIBUTION

The selling shareholders or their pledgees, transferees or other successors in interest may sell some or all of their common stock in one or more transactions, including block transactions, or privately negotiated transactions.

The selling shareholders can sell our shares initially at a fixed price $1 per share for the duration of the offering.

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The Company is bearing all costs relating to the registration of the common stock, while the selling shareholders will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

In the sale of the common stock pursuant to the registration statement, selling security holder must be made at the fixed price of $1 for the duration of the offering, and the selling shareholders must comply with the requirements of the Securities Act and the Exchange Act. In particular, each of the selling shareholders named in the prospectus are deemed to be underwriters of the shares of common stock which they are offering.

If selling stockholders sell these shares of our common stock directly to any or both of market makers and broker-dealers acting as agents for their customers, they should furnish each market maker, or broker-dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such market maker, or broker-dealer.

Alternatively, the selling stockholders may sell all or any part of the shares of the common stock offered hereby through an underwriter. In this case, we may see that a deal or agreements will be signed between an underwriter and a selling stockholder, then the associated details will be set forth in a supplement or revision to this prospectus. So far, no selling stockholder has entered into any agreement with a prospective underwriter, and there is no assurance that any such agreement will be entered into.

None of the selling shareholders are broker/dealers or are affiliated with broker/dealers.

TRANSFER AGENT AND REGISTRAR

Island Securities, 100 Second Avenue South, Suite 705S, Saint Petersburg, FL 33701. Tel: 727-289-0010, will be our stock transfer agent for our common stock.

LEGAL PROCEEDINGS

Neither the Company, nor any officer, director, is a party to any material legal proceeding.

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No officer, or director has been convicted of violating a securities law, or a felony, nor filed bankruptcy.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The director of our Company hold office until the next annual meeting of the shareholders, or until his successor has been elected. The officers of our Company are appointed by our board of director and hold office until their death, resignation or removal from office. As of the date of this filing, our director and executive officers are listed below.

Name and Address of        Amount of            Percent of Class

      Beneficial Owner       Beneficial Owner

Andrew Chien               1,002,436                  88%

665 Ellsworth Avenue

New Haven, CT 06511

Kin Yuet Li

Jackson Height, NY 11375       10,400                    1%

   All Officers and Director

as a group:               1,012,836                   89%

Board of Director and Executive Officers

The director of our Company hold office until the next annual meeting of the shareholders, or until their successors have been elected. The officers of our Company are appointed by our board of director and hold office until their death, resignation or removal from office. As of the date of this prospective, our director and officers are listed below.

Directors:

Andrew Chien, 66, Founder, President, CFO, and Director of Our Company since inception. He was ex-president till December 31, 2010, and ex-director till March 5, 2012 of USChina Channel Inc, an Over-the account Bulletins Board quoted company. USChina Channel Inc engaged in financial consulting service before and switched to Education business after the reverse merger on December 31, 2010, and with its name changed to China Education International Inc in May 2011. He is CEO of China Bull Holding Inc, a subsidiary of China Education since inception of July 2009. He held directorship for Fangxing Holding Inc,(predecessor company of China Complant Group Inc) a blank check company, from December 16, 2009 (inception) until December 20, 2010. He is President for USChina Venture I Inc and USChina Venture II Inc, both are blank check

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reporting companies since inception of December 28, 2010. He is Secretary of USChina Taiwan since November 2010. He is self-employed since 1998, and owns USChina Channel LLC, which is a private company, engaged in financial consultant since January 2006 till termination in August 2011. He has engaged in filing agent work for serving this Company, USChina Channel Inc, USChina Venture I, and USChina Venture II to file various SEC forms such as Form 10, S-1 (customers: USChina Taiwan Inc in March 2010, China Complant Group Inc in January 2011), and 10K, etc..

Mr. Chien was born in China, and received his Bachelor of Science degree at the Jiangsu Institute of Technology, Zhengjiang, Jiangsu, China in 1968. He was employed for eighteen years in China until he came to the United States in 1986. In 1988, he received his Masters degree of Mathematics at the University of Rhode Island. Mr. Chien's extensive education and professional experience in the both U.S. and China make him, as our Director, some advantages in:

  contacts with some entrepreneurs in China;
  skill sets and experience in the business service field, including understanding some public company's legal, accounting and investor relationship issues;
  language skills of both Chinese and English; and
  work ethics and his determination to turn our business into a financial success.

Currently, he worked full time for our Company.

Kin Yuet Li, 56, Secretary. He, as a non-employee, joined the Company in December 2010. Mr. Li is employed, as Science Laboratory Specialist, by F.D.R. High School, Brooklyn, NY 11204, from 2003 to 2007, and by Queens High School for The Sciences at York College, Jamaica, NY 11451 since September 2007. He got his Master in Computer & Information Science at the University of New Haven, in August 2000.

Code of Ethics

On December 31, 2010, the Company adapted Code of Ethics, pursuant to Item 406 of Regulation S-K, of which all our officers and employees are bound by.

The Code of Ethics is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with the law. A copy of the Code of Ethics is included as Exhibit 14.01 to this registration statement. The full text of the Code of Ethics also posted in the Company's website:

http://www.uschinachannel.net/index/pg63407#textJump194772

A printed copy of the Code of Ethics may be obtained free of charge by writing to the Corporate Secretary at: China Bull Management Inc., 665 Ellsworth Avenue, New Haven, CT 06511.

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FUTURE SALES BY EXISTING SHAREHOLDERS

A total of 1,138,596 shares, except 125,760 shares registered here, of common stock were issued here as "restricted securities". The shares can’t be publicly sold until Section 4(1) under the Securities Act, if available, for non-affiliates, or Rule 144(i)2 of the Securities Act being satisfied.

Shares purchased from this offering, will be immediately available for resale. However, there is currently no trading market and, if a trading market develops, the lack of liquidity could have a depressive effect on the market value of our common stock, and cause the resale more difficult.

DESCRIPTION OF THE SECURITIES

Common Stock:

We are currently authorized to issue 75,000,000 shares of $ 0.0001 par value common stock. On the day of this filing, there were 1,138,596 shares issued and outstanding. All shares are equal to each other with respect to liquidation and dividend rights. Shareholders with voting rights are entitled to one vote per each share of stock they own.

Holders of shares of common stock are entitled to share in all dividends as may be declared by the Board of Directors out of funds legally available. Upon liquidation, holders of the shares of common stock are entitled to participate on a pro-rata basis in a distribution of assets available for distribution to all shareholders.

Reference is made to our Articles of Incorporation and Bylaws for a more complete description of the rights and liabilities of holders of common stock. There are no conversions, pre-emptive, or other subscription rights or privileges with respect to any shares. Our shares do not have cumulative voting rights. This means that the holders of more the 50% of the shares will be able to carry the majority vote for each of the directors; thereby electing all of the directors, if they choose to do so. In such event, the holders of the remaining shares, aggregating less than 50%, will not be able to elect any of the directors.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the experts named below was or is a promoter, underwriter, voting trustee, director, officer or employee of China Bull Management Inc.

Legal Matters: Timothy S. Orr, attorney at law, 4328 West Hiawatha Dr., Ste 101, Spokane, WA 99208, has provided an opinion on the validity of our issuance of Common Stock thereunder.

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Accounting Matters: The financial statements appearing in this prospectus and registration statement have been audited by Kenny Ruan, CPA, located in Woodbridge CT, as set forth in their report attached to this prospectus, are included in reliance upon such report given on the authority of such firm as experts an accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provide that the Board of Directors has the power to:

1. indemnify our directors, officers, employees and agents to the fullest extent permitted under the laws of the State of Nevada;

2. authorize payment of expenses incurred in defending a civil or criminal action; and

3. purchase and maintain insurance on behalf of any director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended ("Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

                 ORGANIZATION WITHIN THE LAST FIVE YEARS

We were incorporated in December 17, 2010. We are in a start-up stage. We begin our operations on a small scale in the second quarter of 2011.

DESCRIPTION OF BUSINESS

Company History

China Bull Management Inc was incorporated in the State of Nevada on December 17, 2010 for the purpose to engage in the financial consulting business. None of the activities of the Company or Mr. Chien require or will require:

  the Company or Mr. Chien to register with the SEC as an investment adviser pursuant to the Investment Advisers Act of 1940 or the Company or Mr. Chien to register with any U.S. state securities regulator as an investment adviser.

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  From December 31, 2010 till November 28, 2011, the company finished the combination process with China Bull Holding through following steps:

  On December 31, 2010, the Company signed “Service Agreement” with China Bull Holding Inc, to manage and take the beneficiary of the business of China Bull Holding which is a subsidiary and successor of the legacy (such as assets and liabilities) of USChina Channel, just after USChina Channel was acquired by China Education International, Inc. (“China Education”).

  Under the “Service Agreement”, we fully manage its assets and operation, and we are the primary unconsolidated beneficiary of China Bull Holding, therefore China Bull Holding is the off-balance sheet arrangement (see following section: “MANAGERMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS.”) We didn’t execute any charge against China Bull Holding under the “Service Agreement”.

  In July 2011, Andrew Chien cancelled the business plan of China Bull Holding, and transferred all cash of $29,169.37 of China Bull Holding into a bank deposit for this company as additional paid-in capital without any issuance of our shares under his authorization of the service agreement. On February 16, 2012, an agreement (Exhibits 10.09) to separate China Bull Holding independently was reached among China Education, China Bull Holding and China Bull Management. According to the agreement China Education will not claim any portion of the ownership from separated China Bull Holding while China Bull Holding will not claim any liabilities from the parent company. Mr. Chien plans to dissolve China Bull Holding.

  Currently, Mr. Chien is the Chairman, CEO and CFO, and majority shareholder of our company. We have the office at 665 Ellsworth Avenue, New Haven, CT 06511, telephone number (203) 844-0809. The website of China

  Bull Management is the original website of USChina Channel Inc, at

  http://www.uschinachannel.net

  Our company initiated limited operation in the second quarter of this year by offering XBRL filing and other services to two customers, and continued to add strength and efforts in the marketing to explore more services for potential customers.

  Share Distribution and Private Offering

  On December 21, 2010, under former name USChina Channel Inc(new name: China Education International, Inc since May 2011), the Board made decision (Exhibits 10.05) to purchase 1,265,456 shares of common stock of the Company on par value $0.0001 per share for aggregate price of $126.55, and by following Nevada Revised Statutes (“NRS”)78.288 1, USChina Channel distributed these shares to the shareholders of USChina Channel on the record of December 31, 2010 at one to one basis that is every outstanding share of USChina Channel will get one share distribution of the Company as a special dividend, or gift. The distribution of these shares performed by USChina Channel followed the rules of Article V. Section 2 of By-Laws of USChina Channel, which gave every shareholder rejection right in the distribution, of which no shareholder of USChina Channel ever took.

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  The share offering of the Company to USChina Channel was relative to the two companies’ close relations of the sole control interests of Andrew Chien; not involving any public stock offering such as public solicits including advertisement, and was exempted from the registration requirement due to Section 4(2) of the Securities Act of 1933, as amended. This share offering is also a spin-off of USChina Channel, and USChina Channel Inc was the underwriter. The spin-off got FINRA approval in December 2010, and we made registration to SEC on February 14, 2012.

  On January 30, 2011, the Board of the Company made following decision (Exhibits 10.04):

    The existing shares of common stock on the record day of January 30, 2011 will make 1 for 10 reverse split, and the fractional share will be round into an integer share.
    The company offers Andrew Chien to purchase 900,000 shares at par value $0.0001 and Kin Yuet Li 10,000 shares at par value $0.0001.
    The Board will make sale of its shares to shareholders at $0.5 /share. The proceeds will be used in the company’s operation.
    The company will make registration for all shares except officers’ before February 15, 2011.

  The Board believes that the sale of about 102,500 shares to inside shareholderswho are all Andrew Chien’s friends and relatives, accredited or sophisticated investors,at $0.5 /share, not involving any public stock offering such as public solicits including advertisement, was exempted from the registration requirement due to Section 4(2) of the Securities Act of 1933, as amended. The offering finished on August 8, 2011 (share certificates not distributed yet).

  On November 17, 2011 we withdraw a registration statement for a secondary offering which was filed on February 14, 2011, because (i) before the completion of the private offering, the filing of a registration statement constitutes a general solicitation for the offering, which would cast doubt upon the validity of the exemption of Section 4(2) of the Securities Act of 1933 due to the share distribution is clearly contemplated; and (ii)the registration statement should cover resales by the purchasers, not issuances to the purchasers, provided that the purchasers have become irrevocably bound to acquire the securities prior to the filing of the registration statement subject only to conditions outside their control and the purchase price is established at the time of the private placement; and (iii) the registration statement submitted in February 2010 might provide the purchasers with registered securities rather than restricted as specified in the share subscription agreement.

  The proceeds were deposited in the bank account, not in use yet because the offering has the policy that in case that this new application of S-1 is failure, 100% of the proceeds generated from the sale at $0.5 /share will return to the shareholders. Our current cash position of $80,790 on December 31, 2011, makes us to have the capability to return the proceeds of private financing. However, the return of proceeds will hurt our development of business.

  Our Company’s Services and President Andrew Chien’s Operation Experience before December 31, 2010.

  After the financial crisis, we found that the service area for China operated companies going USA public has a lot of change. According to the reports released by Pricewaterhouse Coopers, China became the world's largest IPO Market in 2010, and the quick development of Chinese stock market makes USA market relative less attractive to Chinese operated companies. Although the accumulated number of Chinese operated companies listed in USA has over 500. The new listing Chinese companies for OTCBB have greatly reduced in past twelve months. Most companies are interested in immediately financing, and want to list in NASDAQ, and they are reluctant to pay high front costs for USA public listing. On other hand, some companies, whose stock traded in OTCBB for a couple of years without any financing yet, complained about the high auditing

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  fee and other maintenance costs of the keeping public in USA. Some is willing to withdraw as OTCBB quoting in order to reduce the overhead costs. On other side, since spring of 2011, several USA-listed Chinese companies exposed falsified accounting scam which made USA investors to lose confidence of Chinese stocks. In Mr. Chien’s recent (October 2011) trip to China, he found some potential customers withdrew their plans, and he believed that another cold period for the sector of serving Chinese operated companies in USA public is hanging on.

  In order to meet the challenge, we are in the explore of new services such as

  • to try doing more services in help of preparing financing document;

  • to expand SEC file services such as Edgar html format and XBRL format services for those already USA public or reporting companies. As XBRL format filing for financial statements is dominant after June 15, 2011, to serve issuers for XBRL format at lower costs will become an additional opportunities for us to engage in new customers;

  • to pay more attention to the companies quoted in the pink sheet which may need to file their financial statements in otcmarkets.com

  .

  After adapting these new steps, Andrew Chien has increased contacts with potential customers. Currently, we have two customers signed for our SEC filing services.

  Our Strategy

  When investors read our strategy, it should be aware that our business operation is in China which creates more uncertainties and risks.

  Our strategy is made from following considerations:

  • Our current financial condition requires for controlling overhead costs;

  • Our market strategy for exploring services in both existing and new potential areas:

  One area is that we have some experiences, and to make further expansion; such as assisting company going public; consulting in reverse merger, in providing investor relation services, and in providing consulting services to U.S. companies for Regulation S offering. Another is that we didn’t have experience but we found there may be potential market for us, such as consulting for new L-1 visa holders who wanted to get green card in USA, or clients who were contacting for investors in both USA and China to invest in another emergency market such as Vietnam etc. Our service emphasis is to help preparing business plan document and none of these services or the Company’s other activities will require registration as an investment adviser with either the SEC or a U.S. state securities regulator.

  .

  The several important issues are as followings:

  a. Enhancing Ethics of Top-managers and Limiting Overhead Expenses Matching Current Cash Position and Possible Income (this internal organization is important to keep our company competitive in the development stage):

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  Our company only has an operating officer: Mr. Chien, who is our treasurer and chief accounting officer, CFO as well as President and CEO; and he has some knowledge and experience about the GAAP accounting, and Regulation S-K because he was CEO and CFO of USChina Channel from April 2006 to December 2010. However, he is neither a CPA, nor a security attorney, and there is no guarantee that his accounting practice for our company would fully follow GAAP, and his disclosure fully following Regulation S-K. However, as a develop stage company with limited financial resources, we concentrate our attention to reduce the overhead expenses, keep corporation structure simple, and generate revenue now, and we will plan to hire an outside CFO with CPA qualification, and to hire a security attorney as our regular counsel in the future only as our business becomes affordable. Our decision is in compliance with Nevada Revise Status 78.138 2(b):

  "Counsel, public accountants ...as to matters reasonably believed to be within the preparer’s or presenter’s professional or expert competence",

  which didn't require a counsel being a security attorney or a public accountant being a CPA. We feel, according to Mr. Chien's knowledge of GAAP and Regulation S-K, plus the relatively small working amount of our accounting and reporting requirement, it is proper to have Mr. Chien acting as our treasurer and chief accounting officer, CFO as well as President, CEO at this time, and we didn't find any evidence that Mr. Chien's accounting practice, and his disclosure in SEC filings have any wrongdoing to undermine his qualification as our only executive officer.

  In the meantime, we are aware that one director, compared with one group of people working together, has more difficulties to manage a public company, especially for Mr. Chien, who is taking care of several businesses simultaneously. This is because even if one person has extensive knowledge in many areas, it was very hard for him to develop his skills in multi areas at the same time compared with one area's professionals due to the lack of working time, experience and skill in every area. And we will further emphasize the existing limited communication between Mr. Chien and outside professionals to make remedy. For example, at current stage we will make communication between Mr. Chien and outside counsel(s) to discuss the associated SEC reporting requirement before our business executing any big development. As for accounting issue, we will strictly obey the rules, spend more time and make double-check of the accuracy, and ask outside public independent accountant to review every quarter reports and auditing our annual report following Article 8 of S-X. As business developed, we will also consider hiring an outside accounting firm to do regular accounting first before we fire a CPA as our CFO.

  We are aware that a public company has high standard for the GAAP and SEC reporting requirement. In order to satisfy GAAP and Regulation S-K, we need the control procedure: consisting of a series of steps on Mr. Chien's self-disciplines, including regularly self-study to update his knowledge on GAAP, Regulation S-K and other SEC rules, and consistently self-checking whether or not the accounting method following the principles of GAAP such as the historical cost principle, revenue recognization principles, match principle and full disclosure principle, and regularly contacting with outside professional services. When Mr. Chien has questions, he will do his best to contact outside experienced accounting counsels or security attorneys to get help, even to arrange contracts when it is necessary. At this stage, we don't have

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  any contracted outside accounting counsel, or security attorney except in this registration Timothy S. Orr, attorney at law, has provided an opinion on the validity of our issuance of Common Stock thereunder, and Kenny Ruan, CPA, as our auditor.

  b. Enhancing the current service program to add Private Financing for Seed-Money in China:

  We felt that after the financing crisis, US investors are more interested in the corporations of later-stage business development because they have more stable revenue. However, our potential customers are mostly in the earlier development stage of their business, and eager in obtaining the seed money for start-up or primary expansion. Recently, as more Chinese interested in oversea investing, more RMB (Remminbi) funds are interested in offshore deals. Their managers have riskier orientated attitudes. It may be a good idea to combine the public listing advantages of two countries: easier procedure of going public in USA, and easier seed-money financing in China. Therefore, to consulting US public companies for Regulation S offering in China is our new strategy in additional to our existing services such as consulting in reverse merger, SEC document filings etc. We will plan to launch such service in our company directly, but not commence yet.

  c. Exploring Consulting Business Relative to Chinese Investors Investing Overseas:

  Due to our research, we found that as China became world’s second-biggest economy, more Chinese became rich. More Chinese initiated investing overseas. Some Chinese companies want to become public in USA because they have investing venture in USA or Asia, such as Vietnam whose domestic economy status was similar to that of China’s about ten years ago; or their owners are in the process of pursuant of a US invest immigration visa. As the potential customers have wide demands, our consulting business also needs to explore more areas. Our company should consider one place for multiple services, for example one place to supply the consulting and filing services for SEC forms not only, but also the consulting and filing services for INS or IRS forms etc. When introducing US investors to China, we should contact those who have interests to invest in China not only, but also those who are willing to invest in a third country together with Chinese investors. This is just our plan, not to commence operate yet.

  Business Overview

  The Company is in the developing-stage and only generated little of revenue, and  we have only one director: Mr. Chien, who isn’t a registered invest adviser.

  However, we believe that our business has the possible to be success because of our President's (Mr. Chien’s) extensive education and professional experience in the both U.S. and China make him, as our Director, some advantages in:

  •         contacts with some entrepreneurs in China;

  •         skill sets and experience in the business service field, including understanding some public company's legal, accounting and investor relationship issues;

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  •         language skills of both Chinese and English;

  •         long time (over a dozen of years) working experiences in both China and USA; and

  •         work ethics and his determination to turn our business into a financial success.

  In past five years, Andrew Chien has accumulated working experiences in managing a small public company and some contact with China small financial consultants. The frequently and long time contact between Andrew Chien and his China partners is very important because our manager believes that doing business in China for small or micro-capital companies, a trust relation is more important than the brand name from the facts that, in most private owned companies, the top management team always is arranged in members of one family rather than outside professionals. Our targeted projects are directly relative to the owners’ financial benefits, the owners will pick the trust people first rather than the professionals’ brand name. This is why Andrew Chine’s long time working history and good relation with some Chinese entrepreneurs and financial consultants are very important, and this makes us to have confidence that our company will be successful.

  Target Market

  Our target market will be small to medium size private companies in China, who is looking for private or public financing with purposes to achieve China or oversea operation expansion; or looking for merger with business partners in the United States, Canada or Europe, or looking for becoming publicly listed through either an IPO (Initial Public Offering) or a "reverse" merger with a public "shell" company.

  We will conduct our business in accordance with all applicable laws and regulations of the cities, states and countries of which we are conducting business. Currently, we do not need any special license or regulatory approval in the US or China to conduct any of our services. We will strictly control our business practice, avoiding involving any areas in which any special license or regulatory approval may need, or contracting the special services to outside qualified persons or companies.

  We will analyze and control our weakness to comply with all laws and rules. One weakness is that we don't have any independent directors to monitor our work. We will overcome the weakness by enhancing our manager's work ethics. For example, Mr. Chien made decision to work thirty hours free for the company per week until the company has commenced operation . Although it is legal to compensate Mr. Chien 's service now by issuing the company's debt or stock, it will definitely hurt shareholders' value . However, this is a temporary measure for the develop stage company, and there is no written contract between the registrant and Mr. Chien for arranging Mr. Chine’s compensation in this way, as the company business developed in the future, Mr. Chien will hire outside independent directors to build a good monitor system for a well-run company.

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  When we operated overseas, we also must keep in mind the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, which is the relative standard when we do our business or due diligence to judge our client’s business manner.

  As primarily found in the marketing research, we may be possible to accept some of our potential customers' stock as compensation. If in the future we are compelled to do that, we may be deemed to be an investment company under the Investment Company Act of 1940 (the "Investment Company Act"). If we required registering as an investment company under the Investment Company Act, our ability to conduct our business could be materially adversely affected and we will not be able to execute our business strategy. The Investment Company Act contains substantive legal requirements that regulate the manner in which Investment Companies are permitted to conduct their business activities. If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which would materially adversely affect our business, financial condition and results of operations. In addition, our contract, if there were any, would be voidable and a court could appoint a receiver to take control of and liquidate our business.

  In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exemption, we must ensure that we are engaged primarily in a business other than investing, reinvesting, owning, holding or trading in securities (as defined in the Investment Company Act) and that we do not own or acquire "investment securities" having a value exceeding 40% of the value of our total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis. The SEC has adopted Rule 3a-1 that provides an exemption from registration as an investment company if a company meets both an asset and an income test and is not otherwise primarily engaged in an investment company business by, among other things, holding itself out to the public as such or by taking controlling interests in companies with a view to realize profits through subsequent sales of these interests. A company satisfies the assets test of Rule 3a-1 if it has no more than 45% of the value of total assets (adjusted to exclude U.S. Government securities and cash) in the form of securities other than interests in majority-owned subsidiaries and companies which it primarily and actively controls. A company satisfies the income test of Rule 3a-1 if it has derived no more than 45% of its net income for its last four fiscal quarters combined from securities other than interests in majority-owned subsidiaries and primarily controlled companies.

  The regulation and policy changes for the financial industry in both China and the US may have a material influence to our business. For example, one of our service areas is for Chinese private companies going USA public, and the implementation of the Sarbanes-Oxley Act, regarding small businesses governed by the SEC, may have a negative effect on our business because the front costs sharply increase. However, as the Chinese companies feel stronger about going public overseas, they will pay attention to the costs compared with the quality our services can provide to them. We will watch these changes closely and adapt necessary measures to adjust our business strategy accordingly. At the present time, and to the best of our knowledge, we do not believe that our income or revenues will be materially affected by the possible changes of any regulations or policies pending in China, US, or the third country in which we may have business.

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  Marketing

  We will market our service major through personal contacts, advertisers and media. In past five years, Mr. Chien at least traveled to China once a year for business, he will continue to take extensive international travel to meet the owners and major managers of the potential customers, and will make consistently communication through telephone and e-mail with them. Also he will periodically join the associated conferences, and seminars to make wide contacts with potential customers. We also will make alliances with partners or organizations located in US, and China to expand our business.

  Revenue Stream

  Our Company will realize revenue when we obtain customers, and charge those customers fees for our business services. We plan to charge our customers on an annual basis, per project, rather than by the hours. We will survey our competition and adjust our fees to be slightly lower than industry averages. However, there is no guarantee that we will obtain additional customers and earn additional revenues.

  We believe that some customers may elect to issue us shares of their common stock for our services if they do not have adequate cash resources.

  Competition:

  Competition for providing business services to the small and medium size, private Chinese companies is becoming very aggressive. Many of our competitors have certain advantages over us such as:

  •         greater financial resources,

  •         much longer operating history,

  •         stronger name recognition, and

  •         superior marketing resources.

  We may not be able to compete successfully against such established competitors. Also new competitors will consistently enter our market because of the lower entrance barrier. Competitive pressures may also force us to lower our service prices. Any price reduction could reduce our revenues and profitability. We do not provide legal advice, nor do we act as an investment advisor. We are not registered as a broker dealer. In addition there are law firms and investment that are presently organizing business services designed for the Chinese marketplace. This could negatively affect our ability to secure customers. Any inability to secure or maintain customers would adversely affect our ability to generate revenue and realize profits.

  To compete successfully, we plan to market our services to a small and select group of China companies, specifically those being attracted to our reduced service fees, or our acceptance of their stock as our compensation . Further, from the initiation of the proposal of the project, we will build a trust relation with our clients. In China, it is important to

32

  build trust first before you want the payment. Sometimes, People will select the trust relation rather than the brand name in picking up the financial consultants. As Andrew Chien has worked in this area since 2006, he already built some trust relations with some local Chinese financial consultants which will help him to get customers.

  We believe that once the client has worked with us, because of our personalized service and lower fees, he will likely become a repeat customer and may also refer other companies to us.

  Employees

  Mr. Chien is not an employee but an operator of our company. Since December 2010, Mr. Chien has been working about thirty hours per week for us. As the business commences operation in past quarter, Mr. Chien works full time on the business.

  We expect that additional personnel will be needed as the demand for our services increases and our customer base grows. We plan to use contract labor with the appropriate skill sets, rather than full-time employees, to assist us in providing services to our customers.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

  Business overview

  We are a developing-stage company, and just began a little of operation. We are in the stage to investigate market and build our business model.

  Plan of operation

  In the next twelve months, in additional to paying these filing costs, we expect expenses about $50,000, i.e. within our current controlled cash limits to operate our business, including:

  1. $ 10,000 travel expenses;

  2. $ 7,000 accounting expenses

  3. $ 7,000 office equipment and software;

  4. $ 20,000 research and investigation, such as due diligence fee from third party; fees for attending investing conferences;

  5. $ 6,000 working capital and other general business expenses

  Our business objectives include the following:

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  1. Within 90 days of this filing, we expect to finalize our market plan, which includes identifying several serious potential customers. We have purchased computer system and software for about $4,000 for XBRL service, and plan to expand XBRL services to a couple of customers. This plan consists of travel and deep investigation, and distributing our literatures through advertisers or media in China with expectation of enhancing our visibility to potential customers. Estimated fee $10,000.

  2. Within three to six months of this filing, we expect to help potential customers to further understand US public company’s requirements, and engaging customers to begin contracting work with us. Estimated fee $10,000, including travel costs.

  3. Within the next six to twelve months of this filing, we plan to use all of our efforts to fully complete projects for our customer(s), which entail investor relation services. We will identify the merger partners if there is some demand. We will plan to hold road shows and conference presentations for the potential financing or identify merger partners. Estimated fee $10,000.

  4. Within twelve to fifteen months of this filing, we expect to have a solid presence in China to sign agent agreements with several China Companies. We feel we will also be training employees at this time to assist us with our services, by paying these employees a commission for each job they refer our Company too. Estimated costs $10,000.

  5. Within twelve to twenty-four months of this filing, we expect to have an excellent network among our officers and employees within China, US, and Canada. Contingent on this network we have built internally, we will plan to complete several contracts within a short period of time to generate revenue and profits for the Company. Estimated costs $10,000.

  The above-mentioned business objective is our plan which was made by Mr. Chien’s observation and experience with the market. The potential clients haven’t not yet engaged, agreed to pay for, or paid for our services.

  Results of Operations for the Year Ended on December 31, 2011.

  At the end of December 31, 2011, we have $ 80,790 of cash which is held in a bank deposit. This includes $29,169 cash from China Bull Holding.

  Revenue, operating income and shareholder equity

  In this period, we made a stock reverse split and private financing:

  •         The existing shares of common stock on the record day of January 30, 2011 made 1 for 10 reverse split, and the fractional share will be round into an integer share.

  •         The company offered Andrew Chien to purchase 900,000 shares at par value $0.0001 and Kin Yuet Li 10,000 shares at par value $0.0001.

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  •         The company sold 102,500 of its shares to shareholders at $0.5 /share to existing shareholders, and $51,250 proceeds were received.

  From March to June 2011, we purchased hardware and software for producing XBRL project. Currently, we have two customers: USChina Taiwan and China Northern Medical (Note: The Edgar Filing Agreement, EX. 10.08, with China Northern was signed by Andrew Chien, then transferred to this company).

  For the year ended of December 31, 2011, we have generated revenue of $ 14,500, and net income of $ 100. On December 31, 2011, we have shareholders’ equity of $80,710 among which $51,468 came from the private financing, $29,169 in cash from China Bull Holding as additional paid-in capital.

  For the twelve month ended of December 31, 2011, we have paid officer Andrew Chien $11372, among them, cash is $9040, and the remaining $2,332 is debt of due to officer, and net income of $65.

  Liquidity

  We believe our current cash position of $ 80,790, which including $51,250 from the private offering that we may be required to return to investors if the registration statement will not be effective, can meet our operation requirement in the next twelve month.

  Results of Operations for the Fiscal Year Ended December 31, 2011 and 2010.

  On December 31 2010, our assets were only cash of $127 in a bank deposit, and our liabilities were zero, and we didn’t generate any revenue in 2010.

  Revenue, operating loss and shareholder equity

  We established on December 17, 2010, and didn’t have any revue and operation loss from the inception to December 31, 2010. We have shareholder equity of $127 at the end of December 31, 2010 from the financing payment.

  Liquidity

  We have $127 in cash and no liabilities.

  Business Combination from Off-Balance Sheet Arrangements

  On December 31, 2010, the Company signed “Service Agreement” (Exhibits 10.02) with China Bull Holding. Due to the Service Agreement, China Bull Management, through China Bull Holding’s “present facilities, equipment, information systems and files” supplies services for China Bull Holding in “a. Payroll; b. Accounting; c. Sales and Customer Service; d. Collection of Accounts Receivable e.  Collection Procedures; f. Payment of Trade Payables; g. Email; h. Computer Systems;

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  i. Data and Communication Services; j. Employee Benefits”. And the payment of China Bull Holding to China Bull Management is “in addition to any specific reimbursement or other obligation of Operating Company set forth herein, during the term hereof, all net revenues of the Business after payment of all expenses associated with the operation of such business...”

  China Bull Holding Inc which was incorporated in the State of Nevada on July 7, 2009, as a subsidiary of USChina Channel Inc., and managed by Andrew Chien with little corporation activities until that on December 31, 2010, China Bull Holding bought all legacy (such as assets and liabilities) of USChina Channel Inc through “Bill of Sale, Assignment and Assumption of Liability” (Exhibits 10.01) just momentarily before USChina Channel acquired by Chinese Education Services Inc.

  Due to the “Bill of Sale”, USChina Channel “sells, grants, conveys, assigns, transfers and delivers to Buyer all of Seller’s right, title, and interest in and to the assets set ... subject to all liens, mortgages, pledges, options, claims, security interests, conditional sales contracts, title defects, encumbrances, charges and other restrictions of every kind (collectively, the “Liens”).  Such sale, transfer, conveyance and assignment shall be effective on the date hereof (the “Effective Date”).” And “Buyer hereby absolutely accepts and assumes to be solely liable and responsible for the liabilities associated with the ownership of the Acquired Assets after the Effective Date.  In addition, Buyer is assuming any liabilities or obligations of Seller in connection with the operations of its business prior to the Effective Date.” The acquired assets of China bull Holding from USChina Channel are:

  •         Bank Deposits of USChina Channel.

  •         Website:    www.uschinachannel.net

  •         Market Agreement signed on October 3, 2006, with USChina Channel LLC, a private company registered in Connecticut, owned by Andrew Chien. After USChina Channel LLC was dissolved in August 2011, the Company directly signed Market Agreement with Andrew Chien (Exhibits 10.03)

  •         The agreement with Andrew Chien whereby Mr. Chien supplies the Company with office space and computer, telephone service, printer and copier machine without any charge and Mr. Chien’s agreement to provide serves to this company without salary or other compensation. This agreement is not in writing and may be terminated by Mr. Chien at any time, solely in his discretion.

  Due to the audited balance sheet on December 31, 2010, China Bull Holding has cash and cash equivalent and shareholder equity of $29,267 and no any liabilities.

  Due to the unaudited balance sheet on March 31, 2011, China Bull Holding has cash and cash equivalent and shareholder equity of $29,158 and no any liabilities.

  The account of China Bull Holding was closed on June 13, 2011, and the remaining balance of $ 29,169 in cash was transferred to a bank deposit for our company as additional paid-in capital without any issuance of our shares. Our company will cover all costs including administrative costs of China Bull Holding. On February 16, 2012, a separation agreement to separate China Bull Holding from China Education was reached [exhibits 10.09]. After the separation, Chien plans to dissolve China Bull Holding.

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  DESCRIPTION OF PROPERTY

  Our office is located at 665 Ellsworth Avenue, New Haven, CT 06511. The office space and some equipment except our purchased computer system and software are provided for our use at no costs by the owner Andrew Chien. There is no written agreement between Mr. Chien and us for free using the office space and his equipment, which may be terminated by Mr. Chien at any time, solely in his discretion.

  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  This company issued 1,265,456 shares at par value to USChina Channel Inc., and USChina Channel distributed these shares to the shareholders as dividend on December 31, 2010. Then the company received $127 cash and Andrew Chien received the dividend shares valued at $102 (note: total 1,024,360 shares before 1 for 10 reverse split, were issued to Mr. Chien).

  The company offered President Mr. Chien to purchase 900,000 shares at par value $0.0001 and Secretary Mr. Li 10,000 shares at par value $0.0001 on January 30, 2011, and both exercised the offers.

  The company is making the combination with China Bull Holding through following steps: On December 31, 2010, this company signed Service Agreement with China Bull Holding, a subsidiary of USChina Channel Inc, to manage and take prime beneficiary of the business of China Bull Holding. Further, this company took all ownership of the legacy assets (website etc.) and administrative costs and liabilities (Nevada registration costs etc.) from China Bull Holding due to another service agreement dated June 12, 2011. China Bull Holding cancelled its business plan in June 2011, and the remaining balance of $ 29,169 in cash was transferred to a bank deposit for our company as additional paid-in capital without any issuance of our shares. On February 16, 2012, a separation agreement to separate China Bull Holding from China Education was reached. After the separation, Chien plans to dissolve China Bull Holding.

  The Company neither owns nor leases any real or personal property except its computer system. Andrew Chien has provided office space and some equipment to us without any charges. This agreement is not in writing and may be terminated by Mr. Chien at any time, solely in his discretion.

  The Company on December 31, 2010, inherited from China Bull Holding, the Market Agreement with USChina Channel LLC, which was dissolved in August 2011. On November 23, 2011, the Company directly signed the Market Agreement with Andrew Chien.

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  In above-mentioned transactions, Andrew Chien represented both parties, which may involve the conflicted interests between him with us. There is no policy of our company to avoid or resolve the conflicted interests, and it fully depends on Mr. Chien’s discretion to resolve the conflicted interests.

  On June 15, 2011, USChina Taiwan signed “Regular Service Agreement” with this company, and made deposit and payment for $15000 for the XBRL filing service and other relative services from April 1, 2011 to March 31, 2012. Andrew Chien is the secretary of USChina Taiwan without any compensation.

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  We have issued shares to the following officers, director, promoters, and beneficial owners of more than 5% of our outstanding securities.

  Name and Address of        Number of            Percent of Class         Position with

                                   Of Shares                                       the Company

  Andrew Chien               1,002,436                  88 %              President, Treasurer

  665 Ellsworth Avenue                                                           CFO, Director

  New Haven, CT 06511

  Kin Yuet Li

  Jackson Height, NY 11375         10,400                      1 %                 Secretary

  Andrew Chien and Kin Yuet Li have sole voting and investment rights over the owned shares respectively.

  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

  Currently, our securities are not publicly traded. There is no assurance that a trading market will ever develop, or, if one does develop, it will be maintained for any length of time. Pursuant to this prospectus, the selling shareholders are offering a maximum of 125,760 shares of common stock on a best efforts basis after the registration statement effective. Our stock is held by a small number of investors, which reducing the liquidity of our stock. Consequently, a purchaser of shares may find it difficult to resell the securities offered in this prospectus, should he desire to do so. The shares of this Company are not eligible for margin so it is unlikely that a lending institution would accept our common stock as collateral for a loan.

  To date, none of our outstanding shares are subject to any outstanding options, warrants to purchase, or securities that are convertible into common stock.

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  As of the date of this Prospectus, 1,138,596 shares of common stock are issued and outstanding. These shares are considered “restricted securities” because they were issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, and not in connection with a public offering. There are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. The Company is a shell company in accordance with the Securities Act of 1933. Accordingly, the securities of the 125,760 shares in this offering can only be resold through registration under the Securities Act of 1933; and the remaining shares only can be available for resale by meeting the conditions of Section 4(1) under the Securities Act, if available, for non-affiliates; or Rule 144(i) under the Securities Act which requires a minimal holding period of 12 months following China Bull Management being no longer classified a shell company.

  Holders

  As of the date of this filing, there were approximately 38 stockholders of record of our common stock.

  EXECUTIVE COMPENSATION

  We currently have no formal employment agreements or other contractual arrangements with our Officer and Director, or anyone else regarding the commitment of time or the payment of salaries or other remuneration.

  Mr. Chien, our sole operator, will be compensated in the form of a service fee or charge paid from revenues generated by the Company's customers. The amount of his service charge is based upon: (1) primary responsibilities, (2) financial performance of the Company, (3) expected future financial performance of the Company and (4) any other factors that are determined by the board of directors. The commencement of such compensation to Mr. Chien will also be determined at the discretion of our board of directors(currently, Chien is the sole director). The primary consideration when determining the timing of payments to Mr. Chien, if any, will be the financial condition of the Company. Specifically, we anticipate the board to authorize payment only when the Company realizes positive cash flow in any quarterly fiscal period. Mr. Chien's service charge will not exceed $150,000 in any fiscal year. Mr. Chien will perform his compensation following he principles as mentioned above. There is no written agreement of Mr. Chien’s compensation. In the year of 2011, our company paid Mr. Chien $11,372, of which $9040 was paid and remaining $2332 was counted as due to officer. At this time, we do not anticipate awarding stock options to anyone.

  Officer Compensation Table for Year 2011

            Names                                                             Fees Earned in Cash($)                                                            All Other Compensation($)                          Total ($)

  Andrew Chien                                                                        $11,372                                                                                                       0                                        $11,372

  Kin Yuet Li                                                                                       0                                                                                                         0                                          0

  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

  None.

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  WHERE YOU CAN FIND MORE INFORMATION

  We have filed with the SEC a Registration Statement on Form S-1 (including exhibits) under the Securities Act with respect to the shares to be sold in this Offering. This Prospectus, which forms part of the Registration Statement, does not contain all the information set forth in the Registration Statement as some portions have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to our Company and the Shares offered in this Prospectus, reference is made to the Registration Statement, including the exhibits filed thereto, and the financial statements and notes filed as a part thereof. With respect to each such document filed with the SEC as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved. We will be required to file reports with the Securities and Exchange Commission (SEC) pursuant to Section (13) or 15(d) of the Securities Exchange Act of 1934. The reports will be filed electronically. The common reports that we will be required to file are known as Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at their Public Reference Room at 100 F Street, NE, Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and will contain copies of the reports that we file electronically.

  Financial Statement

  (For fiscal years ended December 31, 2011 and 2010)

  (This space left blank intended)

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        REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

  To the Board of Directors and Shareholders

  China Bull Management Inc.

  (A Development Stage Company)

  We have audited the accompanying balance sheets of China Bull Management Inc. (A Development Stage Company) as of December 31, 2011 and 2010, and the related statements of operations, stockholders' equity and cash flows for each of the years then ended and for the period from December 18, 2009 (inception) to December 31, 2011. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Bull Management Inc. (A Development Stage Company) as of December 31, 2011 and 2010, and the results of its operations and its cash flows from the years then ended in conformity with accounting principles generally accepted in the United States of America.

  The accompanying financial statements have been prepared assuming that China Bull Management Inc. (A Development Stage Company) will continue as a going concern. As discussed in Note 3 to the financial statements, China Bull Management Inc. (A Development Stage Company) has minimal operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

  /s/Kenne Ruan, CPA, P.C.

  Woodbridge, CT

  March 12, 2012

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  China Bull Management INC.( A Development Stage Company):

  Balance Sheets As of December 31, 2011 and 2010

	12/31/2011	12/31/2010
	(audited)	(audited)
Cash and cash equivalent	$ 80,790	$ 127
Account receivables	$ 2,000
Total Current Asset	$ 82,790	$ 127
Fixed Assets	$ 2,779
Total Assets	$ 85,569	$ 127

Liabilities and Shareholders' equity
Current Liabilities:
Deposits from Customer	$ 2,500
Due to Officer	$ 2,332
Tax Parable	35
Total Liabilities	$ 4,867

Commitments And Contingence
Shareholders' Equity
Common shares 1,138,596&126,546 o/s w/ par $0.0001	$ 114	$ 13
Additional Paid-in Capital	$ 80,523	$ 114

Profits (Deficit) accumulated	$ 65

Total Shareholders' Equity	$ 80,702	$ 127

Total Liabilities and Shareholders' Equity	$ 85,569	$ 127

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  China Bull Management Inc.

  Statement of Operations for the periods ended December 31, 2011 and 2010 And

  From December 17, 2010 (Inception) Through December 31, 2011

	Year	Year	From Inception
	ended on	ended on	12/17/2010 to
	12/31/2011	12/31/2010	12/31/2011
Revenue	$ 14,500		$ 14,500
Cost of Revenue	$ 1,895		$ 1,895
Gross Profits	$ 12,605		$ 12,605

Operating Expenses
Selling expenses
Depreciation expenses	$ 308		$ 308
General and administrative expenses	$ 12,422		$ 1,050
Total Operating Expenses	$ 12,730		$ 1,204

Income (loss) from Operation	$ (126)		$ 11,401

Other income (expenses)
Interests income	$ 226		$ 226

Income before Tax	$ 100		$ 100
Provision for income tax	$ 35		$ 35
Net income (loss)	$ 65		$ 65

Earning per share (EPS)
Basic and diluted net earning per share
1,138,596 Shares O/S respectively	$ -	$ -	$ -

Weighted average number of common shares
used to compute EPS:
-Basic	1,054,213	126,546	1,045,299
-Diluted	1,054,213	126,546	1,045,299

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  China Bull Management INC( A Development Stage Company)

  Statement of Stockholders' Equity

  From Inception (12/17/2010) to 12/31/2011

Accumulated
	Common	Paid-in	Profits
	Shares	Capital	(Loss)	Total
From Dec,17 to Dec.31, 2010
Beginning Balance, Shares
Beginning Balance, Amount
Issuance of Common Stock, Shares	126,546*
Issuance of Common Stock, Amount		$ 127		$ 127
Net Profits (Loss)			$ -
Ending Balance, Shares	126,546
Ending Balance, Amount		$ 127		$ 127

From Jan,1 to Dec. 31, 2011
Beginning Balance, Shares	126,546
Beginning Balance, Amount		$ 127
Issuance of Common Stock, Shares	1,012,000
Issuance of Common Stock, Amount**		$ 80,510
Net Profits (Loss)			$ 65
Ending Balance, Shares	1,138,546
Ending Balance, Amount		$ 80,637	$ 65	$ 80,702

  * Reflected 10 for 1 reverse split

  ** including additional paid-in capital $29,169

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  China Bull Management Inc.

  Consolidated Statement of Cash Flows for the periods ended December 31, 2011 and 2010

  And From Inception (12/17/2010) to December 31, 2011

	From	From	From Inception
	01/01/2011 to	12/17/2010 to	12/17/2010 to
	12/31/2011	12/31/2010	12/31/2011
CASH FLOWS FROM OPERATING ACTIVITIES:		$ -
Net income	$ 65		$ 65
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	$ -	$ -	$ -
Change in operating assets and liabilities
Deposits from customers	$ 2,500		$ 2,500
Taxes payable	$ 35		$ 35
Increase of account receivables	$ (2,000)		$ (2,000)
Increase of depreciation	$ 308		$ 308
Increase of Due Officer	$ 2,332		$ 2,332
Net cash provided by operating activities	$ 3,240	$ -	$ 3,240

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of Computer System	$ (3,087)		$ (3,087)

CASH FLOWS FROM FINANCING ACTIVITIES:
Private Financing by issued shares	$ 51,341		$ 51,468
Additional paid-in capital	$ 29,169		$ 29,169
Increase (decrease) in cash		$ -
Cash, beginning at the period	$ 127		$ -
Cash, end at the period	$ 80,790	$ 127	$ 80,790

Supplemental Cash Flow Information:
Interests paid:	$ -		$ -

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               China Bull Management Inc (A Development Stage Company)

                     NOTES TO FINANCIAL STATEMENTS

             For the Periods Ended on December 31, 2011 and 2010

  1. ORGANIZATIONS AND DESCRIPTION OF BUSINESS

  China Bull Management Inc was incorporated in Nevada on December 17, 2010, under the laws of the State of Nevada, for the purpose of engaging in financial consulting services to the small or median sized private companies in China that want to look for business partners, or agencies, or financing resources, or to become public listing through IPO or reverse merger in the United States, or Canada.

  The Company is in the development stage with minimal operations.

  2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Accounting

  The accompanying audited financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for annual financial information, and with the rules and regulations of SEC to Form 10-K and Article 8 of Regulation S-X.

  The Company has elected a December 31 year-end.

  Development Stage Company

  The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification.  The Company has recognized no revenue since inception, and is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception, have been considered as part of the Company’s development stage activities.

  Estimates

  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash Equivalents

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  The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

  Fair Value of Financial Instruments

  The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

    Level 1 Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
    Level 2 Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
    Level 3 Pricing inputs that are generally unobservable inputs and not corroborated by market data.

  The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for financial assets and liabilities measured at fair value at December 31, 2010, nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the fiscal year ended December 31, 2011.

  Revenue Recognition

  The Company will apply paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company will recognize revenue when it is realized or realizable and earned.  The Company will consider revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

  Income Taxes

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  The Company will account for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification.  Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

  The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

  Net Loss Per Common Share

  Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.  There were no potentially dilutive shares outstanding as of December 31, 2011.

  Recently Issued Accounting Standards

  In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002, as amended by SEC Release No. 33-8934 on June 26, 2008. Commencing with the Company’s Annual Report for the fiscal year ending December 31, 2011, the Company is required to include a report of management on the Company’s internal control over financial reporting. The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting for the Company; of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of year-end; of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting; and

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  that the Company’s independent accounting firm has issued an attestation report on management’s assessment of the Company’s internal control over financial reporting, which report is also required to be filed as part of the Annual Report on Form 10-K.

  In June 2009, the FASB approved the “FASB Accounting Standards Codification” (the “Codification”) as the single source of authoritative nongovernmental U.S. GAAP to be launched on July 1, 2009.  The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place.  All existing accounting standard documents will be superseded and all other accounting literature not included in the Codification will be considered non-authoritative. The Codification is effective for interim and annual periods ending after September 15, 2009. The adoption did not have a material impact on the Company’s financial position, results of operations or cash flows.

  In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-04, Accounting for Redeemable Equity Instruments - Amendment to Section 480-10-S99, which represents an update to section 480-10-S99, distinguishing liabilities from equity, per EITF Topic D-98, Classification and Measurement of Redeemable Securities.  The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

  In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-05, Fair Value Measurement and Disclosures Topic 820 – Measuring Liabilities at Fair Value, which provides amendments to subtopic 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities.  This Update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: 1. A valuation technique that uses: a. The quoted price of the identical liability when traded as an asset b. Quoted prices for similar liabilities or similar liabilities when traded as assets. 2. Another valuation technique that is consistent with the principles of topic 820; two examples would be an income approach, such as a present value technique, or a market approach, such as a technique that is based on the amount at the measurement date that the reporting entity would pay to transfer the identical liability or would receive to enter into the identical liability. The amendments in this Update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The amendments in this Update also clarify that both a quoted price in an active market for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

  In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-08, Earnings Per Share – Amendments to Section 260-10-S99, which represents technical corrections to topic 260-10-S99, Earnings per share, based on EITF Topic D-53, Computation of Earnings Per Share for a Period that includes a Redemption or an Induced Conversion of a Portion of a

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  Class of Preferred Stock and EITF Topic D-42, The Effect of the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock. The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

  In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-12, Fair Value Measurements and Disclosures Topic 820 – Investment in Certain Entities That Calculate Net Assets Value Per Share (or Its Equivalent), which provides amendments to Subtopic 820-10, Fair Value Measurements and Disclosures-Overall, for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). The amendments in this Update permit, as a practical expedient, a reporting entity to measure the fair value of an investment that is within the scope of the amendments in this Update on the basis of the net asset value per share of the investment (or its equivalent) if the net asset value of the investment (or its equivalent) is calculated in a manner consistent with the measurement principles of Topic 946 as of the reporting entity’s measurement date, including measurement of all or substantially all of the underlying investments of the investee in accordance with Topic 820. The amendments in this Update also require disclosures by major category of investment about the attributes of investments within the scope of the amendments in this Update, such as the nature of any restrictions on the investor’s ability to redeem its investments at the measurement date, any unfunded commitments (for example, a contractual commitment by the investor to invest a specified amount of additional capital at a future date to fund investments that will be make by the investee), and the investment strategies of the investees. The major category of investment is required to be determined on the basis of the nature and risks of the investment in a manner consistent with the guidance for major security types in U.S. GAAP on investments in debt and equity securities in paragraph 320-10-50-1B. The disclosures are required for all investments within the scope of the amendments in this Update regardless of whether the fair value of the investment is measured using the practical expedient. The Company does not expect the adoption to have a material impact on its consolidated financial position, results of operations or cash flows.

  In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-01 Equity Topic 505 – Accounting for Distributions to Shareholders with Components of Stock and Cash, which clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share (“EPS”)).  Those distributions should be accounted for and included in EPS calculations in accordance with paragraphs 480-10-25-14 and 260-10-45-45 through 45-47 of the FASB Accounting Standards codification.  The amendments in this Update also provide a technical correction to the Accounting Standards Codification.  The correction moves guidance that was previously included in the Overview and Background Section to the definition of a stock dividend in the Master Glossary. That guidance indicates that a stock dividend takes nothing from the property of the corporation and adds nothing to the interests of the stockholders.  It also indicates that the proportional interest of each shareholder remains the same, and is a key factor to consider in determining whether a distribution is a stock dividend.

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  In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-02 Consolidation Topic 810 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification, which provides amendments to Subtopic 810-10 and related guidance within U.S. GAAP to clarify that the scope of the decrease in ownership provisions of the Subtopic and related guidance applies to the following:

    A subsidiary or group of assets that is a business or nonprofit activity
    A subsidiary that is a business or nonprofit activity that is transferred to an equity method investee or joint venture
    An exchange of a group of assets that constitutes a business or nonprofit activity for a noncontrolling interest in an entity (including an equity method investee or joint venture).

  The amendments in this Update also clarify that the decrease in ownership guidance in Subtopic 810-10 does not apply to the following transactions even if they involve businesses:

    Sales of in substance real estate.  Entities should apply the sale of real estate guidance in Subtopics 360-20 (Property, Plant, and Equipment) and 976-605 (Retail/Land) to such transactions.
    Conveyances of oil and gas mineral rights.  Entities should apply the mineral property conveyance and related transactions guidance in Subtopic 932-360 (Oil and Gas-Property, Plant, and Equipment) to such transactions.

  If a decrease in ownership occurs in a subsidiary that is not a business or nonprofit activity, an entity first needs to consider whether the substance of the transaction causing the decrease in ownership is addressed in other U.S. GAAP, such as transfers of financial assets, revenue recognition, exchanges of nonmonetary assets, sales of in substance real estate, or conveyances of oil and gas mineral rights, and apply that guidance as applicable. If no other guidance exists, an entity should apply the guidance in Subtopic 810-10.

  Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

  3. GOING CONCERN

  The accompanying financial statements are presented on a going concern basis.

  The Company had minimal operations during the period from December 17 (date of inception) to December 31, 2011 and generated no revenues and the Company's current asset of $127 is not sufficient to cover the operating expenses for the next twelve months.  This condition raises substantial doubt about the Company's ability to continue as a going concern.

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  Continuation of the Company as a going concern is dependent upon obtaining additional working capital. Management believes that the Company will be able to operate for the coming year by obtaining additional financing from private offering of the existing shareholders.

  4. WARRANTS AND OPTIONS

  There are no warrants or options outstanding to acquire any additional shares of common stocks.

  5. INCOME TAXES

  This company is subject to Nevada and US tax codes. The company has federal tax payable for $35 for this year.

  6. NET OPERATING INCOMES

  As of December 31, 2011, the Company has a net operating income of $65.

  7. Common Stock

  On January 30, 2011, the company made 1 for 10 reverse split, and the fractional share will be round into an integer share.

  Then the company made a private offering to sell 102,500 shares to existing shareholders at $0.5 /share. These shares already sold, and $51,250 proceeds received before/on August 8, 2011.

  The stockholders' equity section of the Company contains the following classes of capital stock as of December 31, 2011:

  Common stock, $0.0001 par value: 75,000,000 shares authorized; 1,138,596 shares issued and outstanding.

  8. RELATED PARTY TRANSACTIONS

  The company offered President Mr. Chien to purchase 900,000 shares at par value $0.0001 and Secretary Mr. Li 10,000 shares at par value $0.0001 on January 30, 2011, and both exercised the offers.

  In July 2011, Andrew Chien cancelled the business plan of China Bull Holding, and transferred all cash of $29,169.37 of China Bull Holding into a bank deposit for this company as additional paid-in capital without any issuance of our shares under his authorization of the service agreement. On February 16, 2012, an agreement (Exhibits 10.09) to separate China Bull Holding independently was reached among China Education, China Bull Holding and China Bull Management. According to the agreement China Education will not claim any portion of the ownership from separated China Bull Holding while China Bull Holding will not claim any liabilities from the parent company

  9. COMBINATION WITH CHINA BULL HOLDING THROUGH OFF-BALANCE SHEET ARRANGEMENT

  On December 31, 2010, the Company signed “Service Agreement” with China Bull Holding Inc (“China Bull Holding”). Due to the Service Agreement, China Bull Management will manage, and is the primary but unconsolidated beneficiary of the business of China Bull Holding following Accounting Standards Update 2009-16.

  China Bull Holding was incorporated in the State of Nevada on July 7, 2009, as a subsidiary of USChina Channel Inc., and managed by Andrew Chien with little corporation activities until that on December 31, 2010, China Bull Holding bought all legacy, including assets and liabilities, of USChina Channel Inc through “Bill of Sale, Assignment and Assumption of Liability” just momentarily before USChina Channel acquired by Chinese Education Services Inc.

  There is no business activity of China Bull Holding. In July 2011, Andrew Chien cancelled the business plan of China Bull Holding, and transferred all cash of $29,169.37 of China Bull Holding into a bank deposit for this company as additional paid-in capital without any issuance of our shares, based on the fact that the cash of $29,169.37 was the paid-in capital of the shareholders of USChina Channel Inc., and China Bull Management was a spin-off of USChina Channel. On February 16, 2012, an agreement (Exhibits 10.09) to separate China Bull Holding independently was reached among China Education, China Bull Holding and China Bull Management. According to the agreement China Education will not claim any portion of the ownership from separated China Bull Holding while China Bull Holding will not claim any liabilities from the parent company. Mr. Chien plans to dissolve China Bull Holding.

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  CHINA BULL MANAGEMENT INC.

  125,760 SHARES OF COMMON STOCK

  PROSPECTUS

  ________________________________________________________________

  Dealer Prospectus Delivery Obligation

  Until ____________ 2012, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

  ________________________________________________________________________________________________________________________________________

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  PART II INFORMATION NOT REQUIRED IN PROSPECTUS

  ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the estimated costs and expenses that our company will pay in connection with the offering described in this registration statement:

      Amount

  SEC Registration fee (1)         $ 15.00

  Legal, Accounting & Others     $ 11,000.00

  Total:                         $ 11,015.00

  (1) All expenses, except SEC registration fee are estimated.

  ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The registrant had agreed to indemnify its executive officers and directors the fullest extent permitted by the NRS and our bylaws except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the registrant. That NRS permits the registrant to indemnify any person, who is, or is threatened to be made, a party to any threatened, pending or completed action, or suit, whether civil, criminal, administrative or investigative (other than an action by the registrant) by reason of the fact that the person is or was, or temporally is or was an officer or director of the registrant. The indemnity is based on the fact that he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The indemnity may include liabilities, judgments, costs, all fines and expenses (including attorney's fees) and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The registrant's obligations of indemnification, if any, shall be conditioned on the registrant receiving prompt notice of the claim and the opportunity to settle and defend the claim. The registrant may indemnify officers and directors in an action by the Registrant or in its right under the same conditions. The foregoing indemnification provisions are not exclusive of any other rights to which an officer or director may be entitled under our bylaws, by agreement, vote, or otherwise.

  ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  On December 21, 2010, the Company agreed to sell 1,265,456 shares of common stock of on par value $0.0001 per share for aggregate price of $126.55, to USChina Channel (former name of China Education), and USChina Channel distributed these

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  shares to about 38 shareholders on the record of December 31, 2010 at one to one basis that is every outstanding share of USChina Channel got one share distribution of the Company as a special dividend, or gift. The share offering of the Company to USChina Channel is relative to the two companies’ close relations of the sole control interests of Andrew Chien; not involving any public stock offering such as pre-sale advertising and public solicitations of investment interest etc., and was exempted from the registration requirement due to Section 4(2) of the Securities Act of 1933, as amended.

  On January 30, 2011, the shares of common stock made 1 for 10 reverse split.

  On January 30, 2011, after the share made reverse split, the company offered Andrew Chien to purchase 900,000 shares at par value $0.0001 and Kin Yuet Li 10,000 shares at par value $0.0001. Both Andrew Chien and Kin Yuet Li paid their purchase costs.

  The Company sold 102,500 of its shares to (six) existing shareholders at $0.5 /share. The proceeds will be used in the company’s operation

  All the shares were issued in a private placement and were deemed to be exempt from registration by virtue of Section 4(2) of the Securities Act as a transaction not involving any public offering such as pre-sale advertising and public solicitations of investment interest etc.

  ITEM 16 EXHIBITS

  Reference    Exhibit no.          Document                                        Location

     3          3.01       Articles of Incorporation                          Filed on December 12, 2011

     3          3.02       By-Laws (Amendment)                                Filed on December 12, 2011

     5          5.01       Opinion on Legality                                Filed on January 12, 2012

     10         10.01      BILL OF SALE                                       Filed on December 12, 2011

          10.02      SERVICE AGREEMENT                                  Filed on December 12, 2011

          10.03      MARKET AGREEMENT                                   Filed on December 12, 2011

          10.04      BOARD MINUTES                                      Filed on December 12, 2011

          10.05      8-K of USChina Cannel, Dec.21, 2010                Filed on December 12, 2011

          10.06      Business Operation Agreement                       Filed on December 12, 2011

          10.07      Service Agreement with USChina Taiwan              Filed on December 12, 2011

          10.08      XBRL Filing Agreement with China Northern          Filed on December 12, 2011

10.09 Separation Agreement Filed on February 24, 2012

                       10.10               FINRA Notice                                                                                       Filed

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     14         14.01      Ethics of Code                                    Filed on December 12, 2011

     23         23.01      Consent of Auditor                                Filed

     99         99.01      Subscription Agreement                            Filed on December 12, 2011

  ITEM 17 UNDERTAKING

  By Regulation S-K, Item 512,

  1. The undersigned Registrant hereby undertakes

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

  (a) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

  (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (c) Include any additional material information not previously disclosed or any material change to such information in the registration statement with respect to the plan of distribution.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, treat each such post-effective amendment as a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications,

56

  the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

  (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned

  Registrant;

  (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

  2. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  3. Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form or prospectus as a new registration statement for the securities offered in the registration statement, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

  Signatures

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New Haven, Connecticut, on

  March 30, 2012                                   China Bull Management Inc.

  By: /s/ Andrew Chien

  ____________________________

  Andrew Chien, CEO

  (Principal Executive Officer)

  Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.

  Name and Title                                  Date

  By: /s/ Andrew Chien                     March 30, 2012

  _____________________

  Andrew Chien,

  President, Secretary, Treasurer, CFO,

  Principal Executive Officer

  Principal Accounting Officer, Sole Director,

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